SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WICOR INC

          GABELLI FOUNDATION
                                 3/16/00           10,000            30.3750
          GAMCO INVESTORS, INC.
                                 3/15/00            4,500            30.7708
                                 2/15/00              500-           29.6250
                                 2/14/00            7,000            29.7500
                                 2/07/00            3,000            29.5625
                                 1/26/00           10,000            29.5000
          GABELLI ASSOCIATES LTD
                                 3/13/00           24,900            30.6875
                                 3/10/00           10,000            30.7500
                                 3/08/00            1,100            30.6250
                                 3/07/00           34,100            30.6250
                                 3/06/00           27,100            30.6091
          GABELLI ASSOCIATES FUND
                                 3/13/00            5,000            30.6875
                                 3/10/00            5,000            30.7500
                                 3/07/00           20,000            30.6250
                                 3/06/00           20,000            30.6091
                                 2/25/00           18,200            29.8826
                                 2/24/00            6,100            29.8012
                                 2/23/00           15,100            29.6875
          GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                                 3/16/00           55,000            30.8000
                                 3/15/00           10,000            30.8625
                                 3/14/00           12,900            30.6750
                                 3/13/00            5,800            30.6750
                                 3/10/00           20,000            30.8000
                                 3/07/00           10,000            30.6750
                                 3/06/00           10,000            30.7375
               GABELLI UTILITY TRUST
                                 3/13/00           10,000            30.8000
               THE GABELLI GLOBAL TELECOMMUNICATIONS FUND
                                 3/08/00           22,000            30.8000
                                 2/16/00            2,500            29.6750
                                 2/15/00            5,500            29.6750
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 3/08/00           10,000            30.8000
               THE GABELLI CAPITAL ASSET FUND
                                 1/27/00           10,000            29.7156





                                             SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WICOR INC

               THE GABELLI ABC FUND
                                 3/08/00            5,000            30.8000























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.